UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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PriceSmart, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRICESMART, INC.

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

TO THE STOCKHOLDERS OF PRICESMART, INC.:

Notice is hereby given that the Annual Meeting of the Stockholders of PriceSmart, Inc. (the “Company”), will be held at 10:00 a.m. on Friday, February 25, 2005 at the Company’s corporate headquarters, 9740 Scranton Road, San Diego, California, 92121 for the following purposes:

1.	To elect directors for the ensuing year, to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors of the Company has nominated and recommends for election as directors the following nine persons:

James F. Cahill	Leon C. Janks	Jack McGrory
Murray Galinson	Lawrence B. Krause	Robert E. Price
Katherine L. Hensley	Angel Losada M.	Edgar A. Zurcher

2.	To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on December 31, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A list of such stockholders shall be open to the examination of any stockholder at the Annual Meeting and for a period of ten days prior to the date of the Annual Meeting at the offices of PriceSmart, Inc., 9740 Scranton Road, San Diego, California 92121.

Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY, OR YOU MAY VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET, AS DESCRIBED IN THE ENCLOSED PROXY. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

All stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Robert M. Gans

Secretary

San Diego, California

January 28, 2005

PRICESMART, INC.

9740 Scranton Road

San Diego, California 92121

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 25, 2005

The Board of Directors of PriceSmart, Inc., a Delaware corporation (the “Company”), is soliciting the enclosed Proxy for use at the Annual Meeting of Stockholders of the Company to be held on February 25, 2005 (the “Annual Meeting”), and at any adjournments thereof. This Proxy Statement will be first sent to stockholders on or about January 28, 2005. You can submit your Proxy by mail or you may provide voting instructions for your shares by telephone or via the Internet. Instructions for voting by telephone, by using the Internet or by mail are described on the enclosed Proxy. Unless contrary instructions are indicated on the Proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for the election of the Board of Directors’ nominees for directors, or for a substitute or substitutes in the event a nominee or nominees are unable to serve or decline to do so. As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the stockholders, Proxies received by the Board of Directors will be voted in accordance with the best judgment of the holders thereof.

A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Annual Meeting, by executing a later Proxy or by attending the Annual Meeting and voting in person.

The Company will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone, facsimile or e-mail, by officers, directors and other employees of the Company. The Company also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others to send or cause to be sent Proxy material to, and obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

The Company’s mailing address is 9740 Scranton Road, San Diego, California 92121.

Voting

Stockholders of record at the close of business on December 31, 2004 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

As of December 31, 2004, 17,525,607 shares of the Company’s common stock, $.0001 par value per share (“Common Stock”), were outstanding, representing the only voting securities of the Company. Each share of Common Stock is entitled to one vote.

Votes cast by Proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Because directors are elected by a plurality of the votes of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote on the election of directors, abstentions and “broker non-votes” do not constitute a vote “for” or “against” any nominee for the Board of Directors and thus will be disregarded in the calculation of “votes cast” for purposes of electing nominees to the Board of Directors. Any unmarked Proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees for the Board of Directors, as indicated in the accompanying Proxy card.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of November 30, 2004 by (1) each of its directors, (2) each of its Named Executive Officers, (3) each person or group known by it to own beneficially more than 5% of the Common Stock and (4) all directors and executive officers as a group.

Name and Address (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Shares of Common Stock Beneficially Owned
Robert E. Price (3)(4)	8,406,557	48.0%
James F. Cahill (3)(5)	7,167,127	40.9
Murray L. Galinson (3)(6)	7,117,884	40.6
Katherine L. Hensley (7)	18,482	*
Leon C. Janks (8)	18,916	*
Lawrence B. Krause (9)	13,016	*
Angel Losada M. (10)	1,669,733	9.5
Jack McGrory (3)(11)	7,112,884	40.6
Edgar A. Zurcher (12)	764,013	4.4
Robert M. Gans (13)	25,450	*
Thomas D. Martin (14)	33,054	*
William J. Naylon (15)	30,729	*
Brud E. Drachman (16)	38,294	*
The Price group (17) 7979 Ivanhoe Ave., Suite 520 La Jolla, CA 92037	9,536,286	54.4
Grupo Gigante, S.A. de C.V. Ave. Ejercito Nacional 769-A Delegacion Miguel Hidalgo Col. Nueva Granada 11520 Mexico, D.F., Mexico	1,667,333	9.5
All executive officers and directors as a group (16 persons) (18)	11,141,016	62.8

*	Less than 1%.

(1)	Except as indicated, the address of each person named in the table is c/o PriceSmart, Inc., 9740 Scranton Road, San Diego, California 92121.

(2)	Beneficial ownership of directors, executive officers and 5% or more stockholders includes both outstanding shares and shares issuable upon exercise or conversion of options, warrants or other securities that are currently exercisable or convertible or will become exercisable or convertible within 60 days after the date of this table. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of stock beneficially owned by them.

(3)

Messrs. R. Price, Cahill, Galinson, McGrory and Sol Price are co-managers of The Price Group, LLC. As such, for purposes of this table, they are each deemed to beneficially own 6,427,503 shares of Common Stock held by The Price Group. Each of Messrs. R. Price, Cahill, Galinson, McGrory and S. Price has shared voting and dispositive powers with respect to, and disclaims beneficial ownership of, the shares held by The Price Group. In addition, Messrs. R. Price, Cahill, Galinson, McGrory and S. Price are directors of San Diego Revitalization Corp. As such, for purposes of this table, they are each deemed to beneficially own 680,181 shares of Common Stock held by San Diego Revitalization Corp. Each of Messrs. R. Price, Cahill, Galinson, McGrory and S. Price has shared voting and dispositive powers with respect to, and disclaims beneficial ownership of, the shares held by San Diego Revitalization Corp. If the percentages of shares of Common Stock beneficially owned by Messrs. R. Price, Cahill, Galinson, McGrory and S. Price were calculated without regard to the shares held by The Price Group or San Diego Revitalization Corp., they would own 7.4%, 0.3%, 0.1%, 0.0% and 6.4%, respectively, of the Common Stock.

(4)	Includes 896,067 shares of Common Stock held by the Robert & Allison Price Charitable Remainder Trust, of which Mr. R. Price is a trustee. Also includes 379,948 shares of Common Stock held by the Robert and Allison Price Trust, of which Mr. R. Price is a trustee. Also includes 22,778 shares of Common Stock held by a trust for the benefit of Mr. R. Price’s minor children, of which Mr. R. Price is a trustee.

(5)	Includes 6,200 shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table. Also includes 49,368 shares of Common Stock held by a trust for the benefit of Mr. S. Price’s grandchildren, of which Mr. Cahill is a trustee. Mr. Cahill disclaims beneficial ownership of the shares held by the trust.

(6)	Includes 5,200 shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(7)	Includes 13,800 shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table. Also includes 900 shares of Common Stock held in a trust of which Ms. Hensley is a beneficiary and for which she serves as trustee.

(8)	Includes 16,200 shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(9)	Includes 7,200 shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table. Also includes 1,816 shares of Common Stock held by the Krause Family Limited Partnership, of which Mr. Krause is a general partner, and 4,000 shares of Common Stock held by the Krause Family Trust, of which Mr. Krause is a trustee.

(10)	Includes 2,400 shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table. Also includes 1,667,333 shares of Common Stock held by Grupo Gigante, S.A. de C.V., of which Mr. Losada is Vice-Chairman and Executive President. Mr. Losada also owns 13.5% of the Common Stock of Gigante, and together with members of his family, owns an aggregate of 69.4% of the Common Stock of Gigante. Mr. Losada disclaims beneficial ownership of the shares of Common Stock held by Gigante.

(11)	Includes 5,200 shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(12)	Includes 5,200 shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table. Also includes 758,813 shares of Common Stock held by PSC, S.A., of which Mr. Zurcher is a director and 9.1% shareholder. Mr. Zurcher disclaims beneficial ownership of the shares held by PSC, S.A.

(13)	Includes 16,200 shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(14)	Includes 16,200 shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(15)	Includes 24,000 shares of Common Stock subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(16)	Includes 36,400 shares subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(17)	The Price group is comprised of The Price Group, the San Diego Revitalization Corp., Robert E. Price and Sol Price. Please see notes (3) and (4). Includes 1,129,729 shares of Common Stock held by the Sol and Helen Price Trust, of which Mr. S. Price is a trustee.

(18)	See notes (3)–(16). Also includes (a) 26,938 shares of Common Stock beneficially owned by John D. Hildebrandt, 23,200 of which are subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table, and (b) 24,000 shares of Common Stock beneficially owned by Edward Oats, 23,900 of which are subject to options held by Mr. Oats that are currently exercisable or will become exercisable within 60 days after the date of this table.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company has nominated and recommends for election as directors the nine persons named herein to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. All of the nominees are presently directors of the Company, and following the Annual Meeting there will be no vacancies on the Board. Directors are elected by a plurality of the votes of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote on the election of directors. The enclosed Proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the Proxy will be exercised by the present Board of Directors to vote for a substitute or substitutes. The Board of Directors does not believe at this time that any substitute nominee or nominees will be required. In the event that a nominee for director is proposed at the Annual Meeting, the enclosed proxy may be voted in favor of or against such nominee or any other nominee proposed by the Board of Directors.

Agreements Regarding Nomination of Directors

In June 2000, the Company acquired the 40% interest in its PSMT Caribe, Inc. subsidiary previously held by PSC, S.A. for 679,500 shares of Common Stock. The Company already owned the remaining 60% of PSMT Caribe. In connection with the Company’s acquisition of the 40% minority interest in PSMT Caribe, the Company agreed to give PSC, S.A. opportunities to have representation on the boards of directors of PSMT Caribe and the Company. PSC, S.A. selected Edgar A. Zurcher as its designee to serve on the Company’s Board of Directors.

In January 2002, the Company entered into a joint venture with Group Gigante, S.A. de C.V. (“Gigante”) in Mexico, and Gigante purchased 15,000 shares of the Company’s Series A Preferred Stock. In connection with the sale of the Series A Preferred Stock, the Company agreed to allow Gigante to nominate one director to the Company’s Board of Directors so long as Gigante owns all of its shares of Series A Preferred Stock or all of the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock. Gigante selected Angel Losada M. as its designee to serve on the Company’s Board of Directors. On November 23, 2004, Gigante accepted the Company’s offer to exchange shares of Common Stock valued for such purpose at $10 per share for all outstanding shares of Series A Preferred Stock and accrued and unpaid dividends thereon. As of the date hereof, Gigante continues to own all of the shares of Common Stock it received in exchange for its Series A Preferred Stock.

Controlled Company

Under the Nasdaq Stock Market’s listing standards, a “controlled company” is a company of which more than 50% of the voting power is held by an individual, a group or another company. The Board of Directors has determined that the Company is a “controlled company” within the meaning of the Nasdaq Stock Market’s listing standards. The basis for the Board of Directors’ determination that the Company is a “controlled company” is the beneficial ownership by a Schedule 13D group comprised of The Price Group, San Diego Revitalization Corp., Robert Price and Sol Price (the “Price group”) of approximately 53.8% of the Company’s Common Stock. On January 18, 2005, members of the Price group filed a second amendment (“Amendment No. 2”) to their jointly filed Schedule 13D. In Amendment No. 2, the members of the Price group reported that as of January 18, 2005 the Price group may be deemed to beneficially own, in the aggregate, the equivalent of 12,971,838 shares of Common Stock. The Company is not aware of any additional purchases of shares of the Company’s Common Stock by members of the Price group since January 18, 2005. Based on approximately 24,111,712 shares outstanding as of January 24, 2005 (the last day of the $7 exercise period for the Subscription Rights Offering), the Price group beneficially owns 53.8% of the Company’s Common Stock, making the Company a “controlled company.” As a “controlled company,” the Company is exempt from certain Nasdaq listing standards.

Specifically, the Company is not required to have: 1) a board of directors comprised of a majority of independent directors; 2) a compensation committee comprised of independent directors; or 3) director nominees selected, or recommended for selection by the board of directors, by a majority of the independent directors or a nominating committee comprised of independent directors. The Company, however, is not exempt from the requirements to have an audit committee comprised of at least three independent directors and to hold regularly scheduled meetings in which only the independent directors are present.

Nominations Process

Because the Company qualifies as a “controlled company,” it currently does not have a board of directors consisting of a majority of independent directors, and the slate of nominees nominated and recommended by the Board of Directors is not comprised of a majority of independent directors. Further, due to its status as a “controlled company,” and in part as a result of the historically low turnover of its members, the Board of Directors has not established a nominating committee comprised solely of independent directors nor has it adopted a nominating committee charter. However, the Board of Directors has adopted a resolution approving certain procedures comprising a “Nominations Process,” a copy of which is available on the Company’s website at www.pricesmart.com. Among other things, the Nominations Process sets forth a procedure calling for director nominees to be recommended to the Board of Directors, for the Board’s selection, by a majority of the independent directors. In light of the Company’s status as a “controlled company” and the fact that all of the nominees for director named herein are incumbent directors, the Board approved the nomination of such nominees without a prior recommendation from a majority of the independent directors.

Under the Company’s Corporate Governance Guidelines, the independent directors, in recommending to the Board of Directors candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, are required take into account many factors, including a candidate’s ability to make independent analytical inquiries, general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, understanding of the Company’s business on a technical level, other board service and educational and professional background. Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The independent directors and the Board of Directors evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend to the Board a director for re-election, the independent directors also are required to consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board. Notwithstanding the foregoing, there are no specific, minimum qualifications that a nominee must meet.

Under the Company’s Nominations Process, the independent directors are required to give consideration to candidates recommended by any stockholder of the Company who has held the Company’s Common Stock for at least one year and who holds a minimum of 1% of the Company’s outstanding shares of Common Stock. The recommending stockholder must submit the following:

•	a detailed resume of the recommended candidate;

•	an explanation of the reasons why the stockholder believes the recommended candidate is qualified for service on the Corporation’s Board;

•	such other information that would be required by the rules of the SEC to be included in a proxy statement;

•	the written consent of the recommended candidate;

•	a description of any arrangements or undertakings between the stockholder and the recommended candidate regarding the nomination; and

•	proof of the recommending stockholder’s stock holdings in the Corporation.

Recommendations from stockholders which are received after the deadline set forth in the Company’s most recent proxy statement for a stockholder proposal to be considered for inclusion in the Corporation’s proxy statement for the next annual meeting likely will not be considered timely for consideration by the Committee for the following year’s annual meeting. Recommendations received by stockholders will be processed and subject to the same criteria as other candidates recommended to the Board.

Information Regarding Nominees

The table below indicates the name, position with the Company and age of each nominee for director as of November 30, 2004:

Name	Position	Age
Robert E. Price	Chairman of the Board; Interim Chief Executive Officer	62
James F. Cahill	Vice Chairman of the Board	49
Murray L. Galinson	Director	67
Katherine L. Hensley	Director	67
Leon C. Janks	Director	55
Lawrence B. Krause	Director	74
Angel Losada M.	Director	49
Jack McGrory	Director	55
Edgar A. Zurcher	Director	54

Information Regarding Directors

Robert E. Price has been Chairman of the Board of the Company since July 1994, Interim Chief Executive Officer of the Company since April 2003 and also served as Interim President of the Company from April 2003 until October 2004. Mr. Price also served as President and Chief Executive Officer of the Company from July 1994 until January 1998. Additionally, Mr. Price served as Chairman of the Board of Price Enterprises, Inc. (“PEI”) from July 1994 until November 1999 and was President and Chief Executive Officer of PEI from July 1994 until September 1997. Mr. Price was Chairman of the Board of Price/Costco, Inc. (“Costco”) from October 1993 to December 1994. From 1976 to October 1993, he was Chief Executive Officer and a director of The Price Company (“TPC”). Mr. Price served as Chairman of the Board of TPC from January 1989 to October 1993, and as its President from 1976 until December 1990. Mr. Price has also been a Manager of the Price Group since August 2000.

James F. Cahill has been Vice Chairman of the Board of Directors of the Company since April 2003, served as the Company’s Interim Chief Financial Officer from September 2003 to December 2003 and has been a director of the Company since November 1999. Mr. Cahill also served as a director of PEI beginning in August 1997. In September 2001, PEI completed a merger transaction with its former parent, Excel Legacy Corporation, a Delaware corporation (“Legacy”), pursuant to which a subsidiary of PEI was merged with and into Legacy. Upon completion of the merger, Legacy became a wholly owned subsidiary of PEI, which changed its name to Price Legacy Corporation (“Price Legacy”), and Mr. Cahill continued to serve as a director until June 2004. Additionally, Mr. Cahill has been Executive Vice President of Price Entities since January 1987. In this position he has been responsible for the oversight and investment activities of the financial portfolio of Sol Price, founder of TPC and related entities. Prior to 1987, Mr. Cahill was employed by TPC for ten years, with his last position being Vice President of Operations. Mr. Cahill has also been a Manager of The Price Group since August 2000.

Murray L. Galinson has been a director of the Company since November 2000. Mr. Galinson served as a director of PEI from August 1994 until November 1999 and from January 2001 until September 2001, and served as a director of Price Legacy from September 2001 to December 2004. Additionally, Mr. Galinson has been Chairman of the Board of San Diego National Bank since May 1996 and has served as a director of San Diego National Bank since its inception in 1981. Mr. Galinson also served as President and Chief Executive Officer of San Diego National Bank from September 1984 to September 1997 and was Chairman of the Board and Chief Executive Officer of SDNB Financial Corporation from 1985 to 1997. Mr. Galinson has also been a Manager of The Price Group since August 2000.

Katherine L. Hensley has been a director of the Company since July 1997 and served as a director of PEI from December 1994 until July 1997. She is a retired partner of the law firm of O’Melveny & Myers in Los Angeles, California. Ms. Hensley joined O’Melveny & Myers in 1978 and was a partner from 1986 to February 1992. From 1994 to 2000, Ms. Hensley served as a trustee of Security First Trust, an open-end investment management company registered under the Investment Company Act of 1940.

Leon C. Janks has been a director of the Company since July 1997 and served as a director of PEI from March 1995 until July 1997. He has been a partner in the accounting firm of Green, Hasson & Janks LLP in Los Angeles, California since 1980 and serves as its Managing Director. Mr. Janks has extensive experience in domestic and international business, serving a wide variety of clients in diverse businesses, and is a certified public accountant.

Lawrence B. Krause has been a director of the Company since July 1997. Mr. Krause has been a Professor and the Director of the Korea-Pacific Program at the Graduate School of International Relations and Pacific Studies at the University of California, San Diego since 1986. He became a Professor Emeritus in 1997. Mr. Krause also serves on advisory boards for a number of institutions including the Institute for International Economics, the Korea Economic Institute, the Committee on Asian Economic Studies and the U.S. National Committee for Pacific Economic Cooperation.

Angel Losada M. has been a director of the Company since January 2002. Since May 2003, Mr. Losada has been Chairman of the Board of Directors of Gigante, one of Mexico’s largest grocery and retail store chains, after having served as Vice-Chairman of Gigante since 1973. Mr. Losada has also served as Executive President of Gigante since 2000. In addition, Mr. Losada owns 13.5% of the common stock of Gigante, and together with members of his family, owns an aggregate of 69.4% of the common stock of Gigante. Gigante beneficially owns approximately 9.5% of the outstanding Common Stock. Mr. Losada also serves as Chairman of the Board of Directors of Office Depot de México, S.A. de C.V.; Chairman of the Board of Directors of Radio Shack de México, S.A. de C.V.; Chairman of the Board of Directors of Cafeterías Tok’s de México, S.A. de C.V.; a director of the Food Marketing Institute; a director of Teléfonos de México, S.A. de C.V.; and a director of Grupo Financiero Banamex-Citigroup, S.A. Mr. Losada has served as Chairman of the Mexican National Association of Retailers; and as a director of Mexico City’s National Chamber of Commerce, Casa de Bolsa Inverlat, S.A. and Seguros América, S.A.

Jack McGrory has been a director of the Company since November 2000. Mr. McGrory served as Chairman of the Board of Price Legacy from September 2001 until December 2004, served as President and Chief Executive Officer of Price Legacy from October 2003 until December 2004, and was President and Chief Executive Officer of PEI from September 1997 until November 1999. Mr. McGrory also serves as a director of the San Diego Padres, L.P. and was its Executive Vice President and Chief Operating Officer from September 1999 until August 2000. From March 1991 through August 1997, Mr. McGrory served as City Manager of San Diego. Mr. McGrory has also been a Manager of The Price Group since August 2000.

Edgar A. Zurcher has been a director of the Company since November 2000. Mr. Zurcher has been a partner in the law firm Zurcher, Montoya & Zurcher in Costa Rica since 1980. Additionally, Mr. Zurcher has been a director and 9.1% shareholder of PSC, S.A. (which previously owned 49% of PSMT Caribe, Inc.) since its inception in September 1998. PSC, S.A. beneficially owns approximately 4.3% of the outstanding Common Stock of the Company.

Information Regarding the Board

Board Meetings

The Company’s Board of Directors held twelve meetings during fiscal 2004. Except for Mr. Losada (who resides in Mexico), no nominee for director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors on which he or she served.

Committees of the Board

The Audit Committee, which consists of Messrs. Janks and Krause and Ms. Hensley, oversees the Company’s accounting and financial reporting processes and the audits of its financial statements. The Committee reviews the annual audits conducted by the Company’s independent public accountants, reviews and evaluates internal accounting controls, is responsible for the selection of the Company’s independent public accountants, and conducts such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between the Company and its independent public accountants. All committee members satisfy the definition of “independent director” as established in the Nasdaq Stock Market’s listing standards and the rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Board of Directors has determined that Mr. Janks qualifies as an “audit committee financial expert” within the meaning of the applicable SEC rules and regulations.

Compensation Committee. The Compensation Committee, which consists of Ms. Hensley and Messrs. Janks and Krause, held eight meetings during fiscal 2004. Each of the members of the Compensation Committee is an “independent director” within the meaning of the Nasdaq Stock Market’s listing standards. The Compensation Committee reviews and approves the compensation program for the Company’s executive officers. The Committee is authorized to evaluate and determine the compensation of the Corporation’s Chief Executive Officer, and reviews and approves all such compensation for all other executive officers. The Committee also administers, interprets and makes grants under the Company’s stock option plans.

Nominating Committee. The Nominating Committee, which consists of Ms. Hensley and Mr. Price, did not hold any meetings during fiscal 2004. The Nominating Committee may evaluate and recommend candidates to fill vacancies on the Board of Directors or any committee thereof, which vacancies may be created by the departure of any directors, or the expansion of the number of members of the Board. The Nominating Committee may also consider the slate of nominees to be presented for reelection at annual meetings of stockholders. As noted above, the Company is not required to nominate directors through a nominating committee comprised solely of independent directors or by action of a majority of the independent directors on the board because it is a “controlled company.” Ms. Hensley satisfies the definition of “independent director” within the meaning of the Nasdaq Stock Market’s listing standards, but Mr. Price does not.

Executive Committee. The Executive Committee, which consists of Messrs. Price and Janks, did not hold any meetings during fiscal 2004. The Executive Committee has all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company, except as provided in the Delaware General Corporation Law or the Bylaws of the Company.

Finance Committee. The Finance Committee, which consists of Messrs. Janks, Cahill, Krause and Price and Ms. Hensley, held five meetings during fiscal 2004. The Finance Committee reviews and makes recommendations with respect to (1) annual budgets, (2) investments, (3) financing arrangements and (4) the creation, incurrence, assumption or guaranty by the Company of any indebtedness, obligation or liability, except, in each case, for any such transactions entered into in the ordinary course of business of the Company.

Real Estate Committee. The Real Estate Committee, which consists of Messrs. Cahill, McGrory and Price, was established in November 2001 and held one meeting during fiscal 2004. The Real Estate Committee reviews and approves the material terms (including the proposed site plan) upon which the Company leases and purchases the real estate on which the Company constructs and operates its warehouse club facilities.

Governance Committee. The Governance Committee, which consists of Mr. Krause and Ms. Hensley, was established in November 2003 and held three meetings during fiscal 2004. The Governance Committee assists the Board of Directors in establishing corporate governance guidelines and other policies and procedures pertaining to corporate governance matters, and assists the Board of Directors in evaluating potential nominees for director of the Company.

Compensation of the Directors

Each non-employee director receives $20,000 per year for serving on the Board of Directors. In addition, non-employee directors who serve on committees of the Board of Directors (in a capacity other than chairman of a committee) receive $500 for each meeting attended. The chairman of the Audit Committee receives $35,000 per year and the chairmen of the other committees of the Board of Directors receive $5,000 per year in addition to their other compensation as directors. Each director is eligible to receive stock grants and stock options pursuant to the Company’s 1997 Stock Option Plan, 1998 Equity Participation Plan, 2001 Equity Participation Plan and 2002 Equity Participation Plan. Under the 1997 Stock Option Plan, the 2001 Equity Participation Plan or the 2002 Equity Participation Plan, as then in effect, non-employee directors are entitled to receive initial grants of non-qualified stock options to purchase 3,000 shares of Common Stock upon becoming directors and additional grants of options to purchase 1,000 shares of Common Stock on the date of each annual meeting of stockholders at which the director is re-elected to the Board. Non-employee directors joining the Board after July 1998 also are eligible to receive grants of non-qualified options under the 1998 Equity Participation Plan upon purchases of shares of Common Stock. For each such director who has purchased at least an aggregate of 500 shares of Common Stock on or after September 1, 1997, on the date such person purchases additional shares of Common Stock (other than upon the exercise of stock options), such person automatically will be granted a non-qualified stock option to purchase a number of shares of Common Stock equal to the difference between (1) three times the number of such shares of Common Stock actually purchased and (2) the number of shares of Common Stock subject to options previously granted to such director under the 1998 Equity Participation Plan. No director, however, may receive options under the 1998 Equity Participation Plan that are exercisable for more than 8,146 shares of Common Stock. The 1998 Equity Participation Plan further provides that each person who is initially elected to the Board after the adoption by the Board of the plan and who is an independent director at the time of such initial election automatically shall be granted on the date of such initial election the right to purchase 2,716 shares of Common Stock at a purchase price equal to the fair market value on the date the shares are purchased.

Directors also receive reimbursement for travel expenses incurred in connection with their duties as directors.

Policy Governing Stockholder Communications with the Board of Directors

The Board of Directors welcomes communications from stockholders of the Company. Any stockholder who wishes to communicate with the Board or one or more members of the Board should do so in writing in care of the General Counsel of the Company, at the principal office of the Company, 9740 Scranton Road, San Diego, California 92121. The General Counsel is directed to forward each communication to the director or directors of the Company for whom it is intended.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company encourages, but does not require, its Board members to attend the annual meeting of stockholders. Seven members of the Board of Directors attended the previous Annual Meeting of Stockholders held on January 8, 2004.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on the accompanying Proxy.

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company and their ages as of November 30, 2004 are as follows:

Name	Position	Age
Robert E. Price	Interim Chief Executive Officer	62
Jose Luis Laparte	President	38
William J. Naylon	Executive Vice President and Chief Operating Officer	42
John M. Heffner	Executive Vice President and Chief Financial Officer	50
Brud E. Drachman	Executive Vice President—Construction and Private Label Merchandising	50
Robert M. Gans	Executive Vice President, Secretary and General Counsel	55
John D. Hildebrandt	Executive Vice President—Caribbean and Central America Operations	46
Thomas D. Martin	Executive Vice President—Merchandising	48
Edward Oats	Executive Vice President—Information Technology and Logistics	44

Robert E. Price has been Chairman of the Board of the Company since July 1994, Interim Chief Executive Officer of the Company since April 2003 and also served as Interim President of the Company from April 2003 until October 2004. Mr. Price also served as President and Chief Executive Officer of the Company from July 1994 until January 1998. Additionally, Mr. Price served as Chairman of the Board of PEI from July 1994 until November 1999 and was President and Chief Executive Officer of PEI from July 1994 until September 1997. Mr. Price was Chairman of the Board of Costco from October 1993 to December 1994. From 1976 to October 1993, he was Chief Executive Officer and a director of TPC. Mr. R. Price served as Chairman of the Board of TPC from January 1989 to October 1993, and as its President from 1976 until December 1990.

Jose Luis Laparte has been President of the Company since October 2004 and served as a consultant for the Company from December 2003 to October 2004. Prior to joining the Company as a consultant, Mr. Laparte worked more than 14 years for Wal-Mart Stores, Inc. in Mexico and the United States in progressively responsible positions. From October 2002 through September 2003, he served as Vice President of Sam’s International, where he directed and managed the company’s operations, finance, sales, marketing, product development and merchandising. From May 2000 to October 2002, he served as Vice President, Wal-Mart de Mexico, responsible for sales and the expansion of the Sam’s Club format in Mexico.

William J. Naylon has been Executive Vice President and Chief Operating Officer of the Company since January 2002. Mr. Naylon served as Executive Vice President—Merchandising of the Company from July 2001 until January 2002 and as Senior Vice President of the Company from March 1998 until July 2001. From September 1995 through February 1998, Mr. Naylon was Managing Director for the Company’s licensee warehouse club operation in Indonesia. Prior to joining the Company, Mr. Naylon was a General Manager for Costco and had served in various management roles for TPC.

John M. Heffner has been Executive Vice President and Chief Financial Officer of the Company since January 2004 after having served as a consultant to the Company on financial matters from September 2004 through December 2004. From February 2000 until August 2003, Mr. Heffner was Vice President of Finance and CFO of Kyocera Wireless Corp. Mr. Heffner’s previous professional experience was with Digital Equipment Corporation where he held a variety of financial management roles over a 20 year period, and more recently with QUALCOMM Incorporated, where he was a Vice President of Finance from July 1998 until February 2000. Mr. Heffner is a graduate of St. Lawrence University and received an MBA from Syracuse University.

Brud E. Drachman has been Executive Vice President—Construction and Private Label Merchandising of the Company since November 2004. Mr. Drachman served as Executive Vice President—Real Estate and Construction of the Company from November 2002 until October 2004 and served as Senior Vice President—Real Estate and Construction of the Company from August 1998 to October 2002. Mr. Drachman previously served as Vice President—Real Estate and Construction at PEI from August 1994 to August 1997. Prior to joining PEI in 1994, Mr. Drachman served as Project Manager at TPC since 1987.

Robert M. Gans has been Executive Vice President, General Counsel and Secretary of the Company since August 1997 and was Executive Vice President and General Counsel of PEI from October 1994 until July 1997. Mr. Gans graduated from the UCLA School of Law in 1975 and actively practiced law in private practice from 1975 until 1994. From 1988 until October 1994, Mr. Gans was the senior member of the law firm of Gans, Blackmar & Stevens, A.P.C., of San Diego, California.

John D. Hildebrandt has been Executive Vice President—Caribbean and Central America Operations since August 2003. Mr. Hildebrandt served as Executive Vice President—Caribbean and Asia Operations from July 2001 until July 2003 and served as Senior Vice President of the Company from September 2000 until July 2001. Mr. Hildebrandt previously served as Vice President of the Company from September 1998 until August 2000, overseeing operations in Central America. Mr. Hildebrandt served as the Company’s Country Manager in the Philippines and Panama from August 1997 until August 1998, and as PEI’s Country Manager in the Philippines and Panama from 1996 until the Company was spun off from PEI in August 1997. Prior to joining PEI as Country Manager in 1996, Mr. Hildebrandt was a Senior Operations Manager of Costco from 1994 through 1996, and had served in various management roles for TPC since 1979.

Thomas D. Martin has been Executive Vice President—Merchandising of the Company since October 1998 and served as Senior Vice President of the Company from August 1997 to September 1998. Mr. Martin previously served as Vice President of PEI from August 1994 until July 1997, directing merchandising strategies and product sourcing for its international merchandising business, in addition to managing its trading company activities. Prior to joining PEI as Vice President in August 1994, Mr. Martin served as Vice President of Costco from October 1993 to December 1994 and had served in various management roles for TPC.

Edward Oats has been Executive Vice President—Information Technology and Logistics of the Company since November 2002 and served as Senior Vice President—Logistics/Information Technology of the Company from May 2000 to October 2002. Mr. Oats previously served as Vice President of Information Technology of the Company from August 1997 to April 2000, and as International IT Manager of PEI from 1993 to 1997. From 1981 to 1993, Mr. Oats served as Operations Manager at TPC.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth certain information concerning compensation for the fiscal years ended August 31, 2004, August 31, 2003 and August 31, 2002 received by the Company’s Interim Chief Executive Officer and four most highly compensated executive officers (other than the Interim Chief Executive Officer) who were serving as executive officers at the end of the last completed fiscal year (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation						Long-Term Compensation Awards		All Other Compensation (1)
		Salary		Bonus		Other Annual Compensation		Number of Securities Underlying Options(#)
Robert E. Price (2) Interim Chief Executive Officer	2004 2003 2002	$	— — —	$	— — —	$	— — —	— — —		$	— — —

William J. Naylon Executive Vice President and Chief Operating Officer	2004 2003 2002		235,417 243,750 214,233		33,549 — —		— — —	30,000 40,000 35,000	(3)		9,073 12,382 27,820

Robert M. Gans Executive Vice President, General Counsel and Secretary	2004 2003 2002		210,000 205,833 200,041		44,805 — —		— — —	30,000 27,000 22,000	(3)		8,757 8,977 33,745

Thomas D. Martin Executive Vice President—Merchandising	2004 2003 2002		200,000 195,833 190,043		51,206 — —		— — —	30,000 27,000 22,000	(3)		9,076 9,225 23,421

Brud E. Drachman Executive Vice President—Construction and Private Label Merchandising	2004 2003 2002		177,000 170,333 157,000		7,842 — —		— — —	21,000 44,000(3)/5,000 15,000			8.078 7,590 25,695

(1)	Consists of contributions made by the Company under its Retirement Plan, taxable flex credits paid to employees to offset payroll deductions for health insurance, and in fiscal 2002 payments for accrued but unused vacation time.

(2)	Mr. Price, Chairman of the Company’s Board of Directors, assumed the additional position of Interim Chief Executive Officer of the Company effective April 1, 2003. Mr. Price serves in that capacity without receiving any salary or other monetary compensation from the Company.

(3)	Represents options repriced as of April 22, 2003.

Option Grants During Fiscal 2004

The following table sets forth certain information with respect to options to purchase common stock granted during the fiscal year ended August 31, 2004 to each of the Named Executive Officers. The Company does not have any outstanding stock appreciation rights.

	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price per Share ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name					5%	10%
Robert E. Price	0	0%	$0	—	$0	$0
William J. Naylon	30,000	6.6	6.19	2/2/10	63,156	143,279
Robert M. Gans	30,000	6.6	6.19	2/2/10	63,156	143,279
Thomas D. Martin	30,000	6.6	6.19	2/2/10	63,156	143,279
Brud E. Drachman	21,000	4.7	6.19	2/2/10	44,209	100,295

(1)	The potential realizable values are based on an assumption that the stock price of the Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code of 1986, as amended, and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth of the shares of Common Stock.

Options Exercised During Fiscal 2004 and Option Values

The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the fiscal year ended August 31, 2004, and the unexercised options held and the value thereof at that date, for each of the Named Executive Officers.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1) Exercisable/Unexercisable
Robert E. Price	—	$—	0/0	$0/0
William J. Naylon	—	—	17,000/53,000	$0/$76,800
Robert M. Gans	—	—	11,800/45,200	$0/$76,800
Thomas D. Martin	—	—	11,800/45,200	$0/$76,800
Brud E. Drachman	—	—	32,400/37,600	$0/$53,760

(1)	Based on the closing sale price of the Common Stock on August 31, 2004 ($8.75), as reported by the Nasdaq National Market, less the option exercise price.

Employment Contracts

Jose Luis Laparte entered into an employment agreement with the Company on June 3, 2004 for a term of one year beginning October 8, 2004. Pursuant to this agreement, as amended August 2, 2004, Mr. Laparte is entitled to receive a base annual salary of $360,000 and an annual bonus of up to $100,000 depending on the Company’s operating performance. The agreement also provides for Mr. Laparte to receive a housing allowance of $50,000, up to 11 round-trip tickets to and from Mexico City to San Diego for Mr. Laparte and members of his family and reasonable moving expenses to Mexico at the end of the employment term. Mr. Laparte may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company’s interests, without the Company’s prior written consent. Mr. Laparte is eligible to participate in the Company’s bonus plan and to receive all other benefits offered to officers under the Company’s standard company benefits practices and plans. Mr. Laparte may terminate the agreement at any time on 90 days’ prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Laparte. In the event that the Company terminates the agreement for any reason other than cause, death or disability, Mr. Laparte will be entitled to the continuation of his base salary for one year, payable in conformity with the Company’s normal payroll period. If the agreement is not terminated, then, upon expiration of the employment term, and if the Company does not offer to review Mr. Laparte’s employment with at least the same base annual salary or does not thereafter continue upon other mutually agreeable terms, Mr. Laparte shall be entitled to the continuation of his base salary for one year, reduced by any compensation he may receive from another employer during that year. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Laparte under the agreement by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

William J. Naylon entered into an employment agreement with the Company in 2000 for a term of one year, which was subsequently extended to January 31, 2005. Pursuant to this agreement, as amended, Mr. Naylon is entitled to receive a base annual salary of $225,000. Mr. Naylon may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company’s interests, without the Company’s prior written consent. Mr. Naylon is eligible to participate in the Company’s bonus plan and to receive all other benefits offered to officers under the Company’s standard company benefits practices and plans. Mr. Naylon may terminate the agreement at any time on 90 days’ prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Naylon. In the event that the Company terminates the agreement for any reason other than cause, death or disability, Mr. Naylon will be entitled to the continuation of his base salary for one year, payable in conformity with the Company’s normal payroll period. If the agreement is not terminated, then, upon expiration of the employment term, and if Mr. Naylon’s employment by the Company does not thereafter continue upon mutually agreeable terms, Mr. Naylon shall be entitled to the continuation of his base salary for one year, reduced by any compensation he may receive from another employer during that year. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Naylon under the agreement by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

Brud E. Drachman entered into an employment agreement with the Company in 2000 for a term of one year, which was subsequently extended to March 31, 2005. Pursuant to this agreement, as amended, Mr. Drachman is entitled to receive a base annual salary of $177,000. Mr. Drachman may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company’s interests, without the Company’s prior written consent. Mr. Drachman is eligible to participate in the Company’s bonus plan and to receive all other benefits offered to officers under the Company’s standard company benefits practices and plans. Mr. Drachman may terminate the agreement at any time on 90 days’ prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Drachman. In the event that the Company terminates the agreement for any reason other than cause, death or disability, Mr. Drachman will be entitled to the continuation of his base salary for one year, payable in conformity with the Company’s normal payroll period. If the agreement is not terminated, then, upon expiration of the employment term, and if Mr. Drachman’s employment by the Company does not thereafter continue upon mutually agreeable terms, Mr. Drachman shall be entitled to the continuation of his base salary for one year, reduced by any compensation he may receive from another employer during that year. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Drachman under the agreement by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

Robert M. Gans entered into an employment agreement with PEI in 1994, which was amended and subsequently assumed by the Company upon the spin-off of the Company from PEI. The term of the agreement was subsequently extended to October 17, 2005. Pursuant to this agreement, as amended, Mr. Gans is entitled to receive a base annual salary of $210,000. Mr. Gans may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company’s interests, without the Company’s prior written consent. Mr. Gans is eligible to participate in the Company’s bonus plan and to receive all other benefits offered to officers under the Company’s standard benefits practices and plans. Mr. Gans may terminate the agreement at any time on 90 days’ prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Gans. In the event that the Company terminates the agreement for any reason other than cause, Mr. Gans will be entitled to the continuation of his base salary for one year, payable in conformity with the Company’s normal payroll period, and will be entitled to participate in the 1997 Plan, Profit Sharing and 401(k) Plan, and the Company’s medical plans for the remainder of the term of the agreement. If the agreement is not terminated, then, upon expiration of the employment term, and if Mr. Gans’ employment by the Company does not thereafter continue upon mutually agreeable terms, Mr. Gans shall be entitled to the continuation of his base salary for one year, reduced by any compensation he may receive from another employer during that year. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Gans under the agreement by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

John D. Hildebrandt entered into an employment agreement with the Company in 2001 for a term of one year, which was subsequently extended to March 31, 2005. Pursuant to this agreement, as amended, Mr. Hildebrandt is entitled to receive a base annual salary of $200,000. Mr. Hildebrandt may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company’s interests, without the Company’s prior written consent. Mr. Hildebrandt is eligible to participate in the Company’s bonus plan and to receive all other benefits offered to officers under the Company’s standard company benefits practices and plans. Mr. Hildebrandt may terminate the agreement at any time on 90 days’ prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Hildebrandt. In the event that the Company terminates the agreement for any reason other than cause, death or disability, Mr. Hildebrandt will be entitled to the continuation of his base salary for one year, payable in conformity with the Company’s normal payroll period. If the agreement is not terminated, then, upon expiration of the employment term, and if Mr. Hildebrandt’s employment by us does not thereafter continue upon mutually agreeable terms, Mr. Hildebrandt shall be entitled to the continuation of his base salary for one year, reduced by any compensation he may receive from another employer during that year. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Hildebrandt under the agreement by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

Thomas D. Martin entered into an employment agreement with the Company in 1998 for a term of one year, which was subsequently extended to March 31, 2005. Pursuant to this agreement, as amended, Mr. Martin is entitled to receive a base annual salary of $200,000. Mr. Martin may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company’s interests, without the Company’s prior written consent. Mr. Martin is eligible to participate in the Company’s bonus plan and to receive all other benefits offered to officers under the Company’s standard company benefits practices and plans. Mr. Martin may terminate the agreement at any time on 90 days’ prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Martin. In the event that the Company terminates the agreement for any reason other than cause, death or disability, Mr. Martin will be entitled to the continuation of his base salary for one year, payable in conformity with the Company’s normal payroll period. If the agreement is not terminated, then, upon expiration of the employment term, and if Mr. Martin’s employment by the Company does not thereafter continue upon mutually agreeable terms, Mr. Martin shall be entitled to the continuation of his base salary for one year, reduced by any compensation he may receive from another employer during that year. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Martin under the agreement by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

Edward Oats entered into an employment agreement with the Company in 2000 for a term of one year, which was subsequently extended to March 31, 2005. Pursuant to this agreement, as amended, Mr. Oats is entitled to receive a base annual salary of $177,000. Mr. Oats may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company’s interests, without the Company’s prior written consent. Mr. Oats is eligible to participate in the Company’s bonus plan and to receive all other benefits offered to officers under the Company’s standard benefits practices and plans. Mr. Oats may terminate the agreement at any time on 90 days’ prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Oats. In the event that the Company terminates the agreement for any reason other than cause, death or disability, Mr. Oats will be entitled to the continuation of his base salary for one year, payable in conformity with the Company’s normal payroll period. If the agreement is not terminated, then, upon expiration of the employment term, and if Mr. Oats’ employment by the Company does not thereafter continue upon mutually agreeable terms, Mr. Oats shall be entitled to the continuation of his base salary for one year, reduced by any compensation he may receive from another employer during that year. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Oats under the agreement by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

Equity Compensation Plan Information

The following table sets forth certain equity compensation plan information for the Company as of August 31, 2004.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	933,683	$15.02	400,077
Equity compensation plans not approved by security holders	—	—	—

Total	933,683	$15.02	400,077

The Retirement Plan of PriceSmart, Inc.

In 1998, the Company established a retirement plan. The retirement plan is designed to be a “qualified” plan under applicable provisions of The Internal Code of 1986, as amended, covering all employees who have completed one year of service, as defined in the retirement plan. Each year, participants may contribute up to 15% of their pre-tax annual compensation (as defined in the retirement plan) up to the maximum allowable by The Internal Revenue Code of 1986, as amended. Participants may also contribute amounts representing distributions from other qualified plans. The Company makes a matching contribution equal to 100% of the participant’s elective deferral up to an annual maximum of 4% of base compensation that a participant contributes to the plan. Although the Company has not expressed any intent to do so, the Company has the right under the retirement plan to discontinue its contributions at any time and to terminate the retirement plan, subject to the provisions of Employee Retirement Income Security Act of 1974, as amended.

All participants in the retirement plan are fully vested in their voluntary contributions and earnings thereon. Vesting in the remainder of a participant’s account is based upon his or her years of service with the Company, Price Enterprises, Costco, The Price Company and certain affiliated parties. A participant is 50% vested after the completion of two years of service and 100% vested after the completion of his or her third year of service. A participant becomes fully vested in his or her entire account upon retirement due to permanent disability, attainment of age 65 or death. In the event of a termination of the retirement plan by the Company, participants will become fully vested in their accounts.

1997 PriceSmart Stock Option Plan

In August 1997, the Company adopted the 1997 Stock Option Plan of PriceSmart, Inc. (the “1997 Plan”). The 1997 Plan was approved by Price Enterprises as sole stockholder of the Company as of August 7, 1997. The principal purposes of the 1997 Plan are to provide incentives for officers, employees and consultants of the Company and its subsidiaries through the granting of options, thereby stimulating their personal and active interest in the Company’s development and financial success, and inducing them to remain in the Company’s employ. In addition to options granted to officers, employees or consultants, the 1997 Plan provides for formula grants of options to the Company’s independent non-employee directors.

The 1997 Plan provides for option grants covering up to 700,000 shares of Common Stock. As of November 30, 2004, options to purchase an aggregate of 639,269 shares of Common Stock at prices ranging from $6.19 to $20.00 per share had been granted under the 1997 Plan (not including shares subject to options that have been cancelled), and 60,731 shares remained available for future grant under the 1997 Plan.

1998 Equity Participation Plan

In July 1998, the Board of Directors adopted the 1998 Equity Participation Plan of PriceSmart, Inc. (the “1998 Plan”). The 1998 Plan was subsequently approved by our stockholders at the 1999 Annual Meeting of Stockholders. The principal purposes of the 1998 Plan are to provide incentives for the Company’s directors, officers, employees and consultants and its subsidiaries through the granting of options, restricted stock and other awards, thereby stimulating their personal and active interest in the Company’s development and financial success, and inducing them to remain in the Company’s employ.

The 1998 Plan provides that the Compensation Committee of the Board of Directors or a subcommittee thereof may grant or issue incentive stock options, non-qualified stock options, stock purchase rights, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Under the stock purchase feature of the 1998 Plan, the Compensation Committee may grant to any consultant or employee the right to purchase shares of Common Stock (“stock purchase rights”), under the 1998 Plan from time to time, in such amounts and subject to such terms and conditions as the committee may determine, and, at the discretion of the Committee, such determinations may include determining categories of employees and the number of shares to be made available to employees in each such category. The 1998 Plan further provides that each independent director as of the date of the adoption by the Board of the 1998 Plan automatically shall be granted, on the date of such adoption, a stock purchase right to purchase a number of shares of Common Stock equal to the difference between (1) 2,716 shares of Common Stock and (2) the number of shares of Common Stock purchased by such independent director since September 1, 1997 (other than purchases pursuant to the exercise of an option granted pursuant to any stock option plan of the Company). A person who is initially elected to the Board of Directors after the adoption by the Board of Directors of the 1998 Plan and who is an independent director at the time of such initial election automatically shall be granted a stock purchase right to purchase 2,716 shares of Common Stock on the date of such initial election. The purchase price for shares of Common Stock purchased pursuant to any stock purchase right granted under the 1998 Plan shall be no less than the fair market value of such Common Stock as of the date of purchase.

Under the 1998 Plan, the Compensation Committee may in its discretion allow payment, in whole or in part, through the delivery of a full recourse, limited recourse or non-recourse (as determined by the committee) promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under The Internal Revenue Code of 1986, as amended) and payable upon such terms as may be prescribed by the Compensation Committee or the Board of Directors. The Compensation Committee may prescribe the form of such promissory note and the security to be given for such note. However, Common Stock may not be purchased pursuant to a stock purchase right by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law or by any agreement to which the Company is a party. Notwithstanding the foregoing, the Company ceased extending new loans (or modifying existing loans) to any director or Executive Officer effective as of July 30, 2002.

The 1998 Plan provides for awards covering up to 700,000 shares of Common Stock. As of November 30, 2004, options to purchase an aggregate of 320,088 shares of Common Stock at prices ranging from $6.19 to $20.00 per share had been granted under the 1998 Equity Participation Plan (not including shares subject to options that have been cancelled), 80,421 shares of Common Stock had been issued under the stock purchase provisions of the Equity Participation 1998 Plan, and 299,491 shares remained available for future grant under the 1998 Equity Participation Plan.

2001 Equity Participation Plan

In November 2001, the Board of Directors adopted the 2001 Equity Participation Plan of PriceSmart, Inc. (the “2001 Plan”). The 2001 Plan was subsequently approved by the Company’s stockholders at the 2002 Annual Meeting of Stockholders. The principal purposes of the 2001 Plan are to provide incentives for the Company’s officers, employees and consultants and its subsidiaries through the granting of awards, thereby stimulating their personal and active interest in the Company’s development and financial success, and inducing them to remain in the Company’s employ. In addition to awards granted to officers, employees or consultants, the 2001 Plan provides for formula grants of options to the Company’s independent non-employee directors.

The 2001 Plan provides that the Compensation Committee of the Board of Directors or a subcommittee thereof may grant or issue incentive stock options, non-qualified stock options, stock purchase rights, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Under the stock purchase feature of the 2001 Plan, the Compensation Committee may grant to any employee, independent director or consultant stock purchase rights under the 2001 Plan from time to time, in such amounts and subject to such terms and conditions as the Committee may determine, and, at the discretion of the Committee, such determinations may include determining categories of employees and the number of shares to be made available to employees in each such category. The purchase price for shares of Common Stock purchased pursuant to any stock purchase right granted under the 2001 Plan shall be no less than the fair market value of such Common Stock as of the date of purchase.

Under the 2001 Plan, the Compensation Committee may in its discretion allow payment, in whole or in part, through the delivery of a full recourse, limited recourse or nonrecourse (as determined by the Committee) promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under The Internal Revenue Code of 1986, as amended) and payable upon such terms as may be prescribed by the Compensation Committee or the Board of Directors. The Compensation Committee may prescribe the form of such promissory note and the security to be given for such note. However, Common Stock may not be purchased pursuant to a stock purchase right by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law or by any agreement to which the Company is a party. Notwithstanding the foregoing, the Company has ceased extending new loans (or modifying existing loans) to any director or executive officer effective as of July 30, 2002.

The 2001 Plan provides for awards covering up to 350,000 shares of Common Stock. As of November 30, 2004, options to purchase an aggregate of 305,100 shares of Common Stock at prices ranging from $6.13 to $20.00 per share had been granted under the 2001 Plan (not including shares subject to options that have been cancelled), no shares of Common Stock had been issued under the stock purchase provisions of the 2001 Plan, and 44,900 shares remained available for future grant under the 2001 Plan.

2002 Equity Participation Plan

In November 2002, the Board of Directors adopted the 2002 Equity Participation Plan of PriceSmart, Inc. (the “2002 Plan”). The 2002 Plan was subsequently approved by our stockholders at the 2003 Annual Meeting of Stockholders. The principal purposes of the 2002 Plan are to provide incentives for officers, employees and consultants of the Company and its subsidiaries through the granting of awards, thereby stimulating their personal and active interest in the Company’s development and financial success, and inducing them to remain in the Company’s employ. In addition to awards granted to officers, employees or consultants, the 2002 Plan provides for formula grants of options to the Company’s independent non-employee directors.

The 2002 Plan provides that the Compensation Committee of the Board of Directors or a subcommittee thereof may grant or issue incentive stock options, non-qualified stock options, stock purchase rights, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Under the stock purchase feature of the 2002 Plan, the Compensation Committee may grant to any employee, independent director or consultant stock purchase rights under the 2002 Plan from time to time, in such amounts and subject to such terms and conditions as the Committee may determine, and, at the discretion of the Committee, such determinations may include determining categories of employees and the number of shares to be made available to employees in each such category. The purchase price for shares of Common Stock purchased pursuant to any stock purchase right granted under the 2002 Participation Plan shall be no less than the fair market value of such Common Stock as of the date of purchase.

Under the 2002 Plan, the Compensation Committee may in its discretion allow payment, in whole or in part, through the delivery of a full recourse, limited recourse or non-recourse (as determined by the Committee) promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under The Internal Revenue Code of 1986, as amended) and payable upon such terms as may be prescribed by the Compensation Committee or the Board of Directors. The Compensation Committee may prescribe the form of such promissory note and the security to be given for such note. However, Common Stock may not be purchased pursuant to a stock purchase right by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law or by any agreement to which the Company is a party. Notwithstanding the foregoing, the Company has ceased extending new loans (or modifying existing loans) to any director or executive officer effective as of July 30, 2002.

The 2002 Plan provides for awards covering up to 250,000 shares of Common Stock. As of November 30, 2004, options to purchase an aggregate of 226,884 shares of Common Stock at prices ranging from $6.19 to $20.00 per share had been granted under the 2002 Plan (not including shares subject to options that have been cancelled), no shares of Common Stock had been issued under the stock purchase provisions of the 2002 Plan, and 23,116 shares remained available for future grant under the 2002 Plan.

Compensation Committee Membership, Interlocks and Insider Participation

During fiscal year 2004, the Company’s Compensation Committee consisted of Ms. Hensley and Messrs. Janks and Krause. There were no insider participations nor compensation committee interlocks among the members of the committee during fiscal year 2004. At all times during fiscal year 2004, the committee has been comprised solely of independent, non-employee directors.

Compensation Committee Report on Executive Compensation

The Compensation Committee reviews and approves the compensation program for the Company’s executive officers. The committee is authorized to determine the compensation (including annual base salaries and bonuses) of the Chief Executive Officer, President, Chief Financial Officer and other Executive Vice Presidents of the Company (the “Executive Officers”). The committee also administers the Company’s compensation plans, including the Company’s stock option plans and the granting of options and any other awards thereunder.

General Compensation Philosophy

The Company’s executive compensation policies are designed to meet the following objectives: (1) to attract and retain talented executives; (2) to reward individual achievement appropriately; and (3) to enhance the financial performance of the Company, and thus stockholder value, by significantly aligning the financial interests of the Company’s executives with those of its stockholders. To accomplish these objectives the Company’s executive compensation program may include: (A) annual base salaries; (B) cash bonuses; and (C) stock option grants and a stock purchase program aligned with stock option grants.

Executive Officers also participate in other benefit plans available to employees generally, including the Company’s Retirement Plan and a medical plan.

Annual Base Salaries and Bonuses

The committee determines compensation for executive officers other than the Chief Executive Officer after taking into account the recommendations of the Chief Executive Officer together with such factors as job complexity, level of responsibility, how the position relates to the Company’s long-term strategic goals, and the particular individual’s skills, experience, background and performance. Prior to July 15, 2004, the committee made such recommendations to the Company’s Board of Directors, for its approval. While there are no pre-established weightings given to these factors, particular importance is placed on attracting and retaining quality individuals in order to establish and secure an effective executive team for the Company. The Company’s annual executive bonus program is intended to reward the Company’s Executive Officers for individual achievement in supporting the fulfillment of corporate objectives.

During the past fiscal year the committee did not approve increases to the annual base salaries of the Company’s Executive Officers, but did approve bonuses as follows: Executive Vice President and Chief Operating Officer (William J. Naylon), $33,550; Executive Vice President and General Counsel (Robert M. Gans), $44,800; Executive Vice President—Merchandising (Thomas D. Martin), $51,200; Executive Vice President—Construction and Private Label Merchandising (Brud E. Drachman), $7,840; and Executive Vice President—Information Technology and Logistics (Edward Oats), $6,040.

Stock Options

The long-term incentive aspect of the Company’s executive compensation program is realized primarily by the granting of stock options. Stock option awards are viewed as a particularly effective tool to attract experienced and talented employees and to encourage their long-term quality performance with the Company. Because the value of the stock option is dependent upon stock performance, the stock option program directly aligns employee compensation with the interests of the Company’s stockholders.

Stock options generally are granted at a price equal to the fair market value of a share of Common Stock as of the date of committee approval of the grant. Stock options generally are exercisable at the rate of 20% per year or, for grants issued during the past fiscal year at the rate of 33% per year, thereby providing an incentive for the grantee to remain with the Company. In making option grants, the committee considers the recommendations of senior management, the duties and responsibilities of the employee, the anticipated future performance of the employee and that individual’s ability to impact positively the achievement of the Company’s objectives. During the past fiscal year, the committee authorized new stock option grants for Messrs. Laparte, Heffner, Naylon, Gans, Martin, Drachman, Oats and Hildebrandt.

Chief Executive Officer Compensation

Robert E. Price, who as of November 30, 2004 beneficially owns 48.0% of the Company’s Common Stock, assumed the position of Interim Chief Executive Officer of the Company effective April 1, 2003. Mr. Price serves in that capacity without receiving any salary or other monetary compensation from the Company.

Omnibus Budget Reconciliation Act Implications for Executive Compensation

It is the responsibility of the Board (or the Compensation Committee) to address the issues raised by the tax laws which limit the deductibility of executive compensation in excess of $1,000,000 unless the compensation is “performance based.” In this regard, a determination must be made as to whether any actions with respect to this limit should be taken by the Company. At this time, it is not anticipated that any executive officer will receive compensation in excess of this limit. Nevertheless, the Company has sought to comply with the requirements of Section 162(m) of the Code, so that awards granted under the 1998 Plan, the 2001 Plan and the 2002 Plan qualify as “incentive based compensation” that will not count against the $1,000,000 limit on deductibility. Such compliance includes seeking stockholder approval of the 1998 Plan at the 1999 Annual Meeting of Stockholders, the 2001 Plan at the 2002 Annual Meeting of Stockholders and the 2002 Plan at the 2003 Annual Meeting of Stockholders. Additional action will be taken if it is warranted in the future.

Summary

The committee believes that the above-described cash compensation program and long-term incentives (in the form of stock option awards and stock purchase rights) provide appropriate alignment of the long-term interests of the Company’s Executive Officers, the Company and its stockholders.

Katherine L. Hensley

Leon C. Janks

Lawrence B. Krause

Audit Committee Report

The Audit Committee oversees the Company’s financial accounting and reporting process and the audits of the financial statements of the Company. All committee members satisfy the definition of independent director set forth at Rule 4200(a)(15) of the Nasdaq Stock Market’s listing standards. The Board of Directors adopted a written charter for the Audit Committee on August 25, 1997, amended July 13, 2001, a copy of which was attached to the Proxy Statement for the Company’s 2001 Annual Meeting of Stockholders. On July 15, 2004, the Board of Directors adopted an Amended and Restated Audit Committee Charter, a copy of which is attached hereto as Annex A.

In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the Annual Report, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Company’s independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of its audited financial statements with generally accepted accounting principles. Ernst & Young met with the committee and expressed its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and discussed with the committee other matters as required under generally accepted auditing standards, including those matters required under Statement on Accounting Standards No. 61 or the Codification of Statements on Auditing Standards, AU Section 380. In addition, Ernst & Young discussed the auditors’ independence from the Company and from the Company’s management and delivered to the committee those matters to be set forth in written disclosures as required by Independence Standards Board Standard No. 1.

The committee discussed with the Company’s independent auditors the overall scope and plan of their audit. The committee meets with the independent auditors, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the committee has recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 31, 2004 for filing with the SEC.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Leon C. Janks

Katherine L. Hensley

Lawrence B. Krause

PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on the shares of Common Stock during fiscal years 2000, 2001, 2002, 2003 and 2004 with the cumulative total return of The Nasdaq Stock Market Index (US)(1) and the Nasdaq Retail Trade Stocks Index(2) over the same period (assuming the investment of $100 in the Common Stock, the stocks comprising The Nasdaq Stock Market Index (US) and the stocks comprising the Nasdaq Retail Trade Stocks Index on August 31, 1999 and the reinvestment of all dividends).

Comparison of Cumulative Total Returns Since August 31, 1999(3)

Among PriceSmart, Inc., The Nasdaq Stock Market Index (US)

and the Nasdaq Retail Trade Stocks Index

(1)	The Nasdaq Stock Market Index (US) was prepared by the Center for Research in Security Prices and includes all U.S. Nasdaq Stock Market companies.

(2)	The Nasdaq Retail Trade Stocks Index was prepared by the Center for Research in Security Prices and includes all U.S. and foreign companies quoted and traded on Nasdaq that have a primary Standard Industrial Classification (SIC) Code in any of the following ranges: 5200-5599, 5700-5799 or 5900-5999.

(3)	Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The lines on the graph represent yearly index levels derived from compounded daily returns including all dividends. The indices are reweighted daily, using market capitalization on the previous trading day.

CERTAIN TRANSACTIONS

Relationships with the Price Family, the Price Group and Directors Cahill, Galinson and McGrory

As of November 30, 2004, Sol Price beneficially owned approximately 47.0% of the outstanding Common Stock. Sol Price is the father of Robert E. Price, the Company’s Chairman of the Board and Interim Chief Executive Officer. As of November 30, 2004, Robert E. Price beneficially owned approximately 48.0% of the Company’s outstanding Common Stock, including shares that may be deemed to be beneficially owned by Sol Price. As of November 30, 2004, Sol Price and Robert E. Price were members of a group that beneficially owned approximately 54.4% of the Company’s outstanding Common Stock.

Series A and Series B Preferred Stock. In January 2002, entities affiliated with Sol Price, Robert E. Price, James F. Cahill, Murray L. Galinson and Jack McGrory, purchased an aggregate of 1,650 shares of the Company’s Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share, for an aggregate purchase price of $1,650,000. In July 2003, entities affiliated with Sol Price, Robert E. Price, James F. Cahill, Murray L. Galinson and Jack McGrory, purchased an aggregate of 22,000 shares of the Company’s Series B Cumulative Convertible Redeemable Preferred Stock, par value $0.0001 per share, for an aggregate purchase price of $22,000,000. In connection with a series of transactions approved by the Company’s stockholders on October 29, 2004, the 1,650 shares of Series A Preferred Stock were exchanged for 183,405 shares of Common Stock, and the 22,000 shares of the Series B Preferred Stock were exchanged for 2,200,000 shares of Common Stock.

Sale of Common Stock. In October 2003, entities affiliated with Sol Price and Robert E. Price purchased an aggregate of 500,000 shares of Common Stock for an aggregate purchase price of $5,000,000.

Relationships with the Price Group. In February 2004, the Company entered into an agreement with The Price Group which provided the Company with up to $10.0 million of purchase order financing. Directors Robert E. Price, James F. Cahill, Murray L. Galinson and Jack McGrory are managers of The Price Group and collectively own more than 80% of that entity. The agreement allowed The Price Group to place a lien on merchandise inventories in the United States as security for such financing. Interest accrued at a rate of 1% per month. In July 2004, this agreement was amended to increase the funds available from The Price Group by $5.0 million (to a total of $15.0 million) for purchase order financing. This additional funding was secured by our pledge of shares of the Company’s wholly owned Panamanian subsidiary, PriceSmart Real Estate Panama, S.A. In October 2004, in connection with the Financial Program announced by the Company on September 3, 2004, the amounts owed under this agreement were converted to 1,948,227 shares of Common Stock.

In May 2004, the Company entered into another agreement with The Price Group to sell the real estate and improvements owned by the Company in Santiago, Dominican Republic. The purchase price was to be the fair market value of the property and improvements as determined by an independent appraiser. Under the terms of the agreement, The Price Group made an initial payment of $5.0 million, with the balance to be paid upon closing, and if the closing did not occur for any reason, the initial payment would be returned to The Price Group, plus accrued interest at the rate of 8% per annum. The agreement was subject to several contingencies, including the right of each party to terminate the agreement after receipt of the final appraisal report, and the approval by the Board of the final terms of the agreement. This agreement was to terminate on August 31, 2004. However, on August 30, 2004, this agreement was extended for an additional 90 days, until November 30, 2004. This sale did not proceed, and in October 2004, in connection with the Financial Program, the amounts owed by the Company to The Price Group under this agreement were converted to 648,973 shares of Common Stock and the agreement was terminated.

In August 2004, the Company entered into a $25.0 million bridge loan with the Price Group. This loan accrued interest at 8% per annum. In October 2004, in connection with the Financial Program, the Price Group received 3,164,726 shares of Common Stock, through the conversion of the $25.0 million bridge loan, together with accrued and unpaid interest.

Pursuant to the Company’s Financial Program, if upon expiration of the $7 subscription period of our rights offering the Company has not received at least $25 million in proceeds from the rights offering, The Price Group has agreed to purchase from the Company the number of shares of the Company’s Common Stock equal to the shortfall, if any, divided by $8, at a price of $8 per share. Concurrent with this purchase of Common Stock by The Price Group, the Company will grant The Price Group a non-transferable put option giving The Price Group the right, at its election, to require the Company to purchase at any time during the thirty (30) days following the end of the rights offering subscription period a number of shares equal to the lesser of (i) the dollar amount raised by the Company from the exercise of rights upon the conclusion of the $8 subscription period divided by $8, and (ii) the number of shares purchased by The Price Group upon the conclusion of the $8 subscription period, in each case at a price of $8 per share. The Company has agreed to register with the SEC for resale the shares of Common Stock issuable in connection with the purchase by The Price Group upon the conclusion of the $7 subscription period, if any. If the rights offering is 0% subscribed upon expiration of the $7 subscription period, this purchase by The Price Group will require the issuance of 3,125,000 shares of Common Stock.

Relationship with Price Legacy. Collectively, Sol Price, Robert E. Price and parties affiliated with them, including The Price Group, beneficially own an aggregate of approximately 37.6% of the Price Legacy Common Stock prior to the sale of Price Legacy in December 2004. James F. Cahill, Murray L. Galinson and Jack McGrory, directors of our company, beneficially owned approximately 16.4%, 16.1% and 15.9%, respectively, of the Price Legacy Common Stock, including shares that may have been deemed to be beneficially owned by Sol Price and Robert E. Price. In addition, until December 2004, each was a director of Price Legacy and Jack McGrory served as Chairman, President and Chief Executive Officer of Price Legacy.

On March 26, 2004, the Company moved into its new headquarters located in San Diego, California. Prior to this move, the Company leased office space from Price Legacy to house its headquarters. In April 2004, the Company received $500,000 from its then landlord, Price Legacy, as an incentive to terminate early the lease of its headquarters. For the fiscal years ended August 31, 2004, 2003 and 2002, the Company paid Price Legacy $209,000, $388,000 and $332,000 in rent, respectively.

On November 5, 2004, the Company entered into a short-term loan agreement for $3.0 million for a period of 90 days at a rate of 5% with The Price Group, LLC. This short-term loan was repaid on January 10, 2005.

Use of Private Plane. From time to time during fiscal 2004, members of the Company’s management used a private plane owned in part by PFD Ivanhoe, Inc. to travel to business meetings in Central America and the Caribbean. The Price Group owns 100% of the stock of PFD Ivanhoe, and Sol Price and James F. Cahill are officers of PFD Ivanhoe. The Price Group’s members include Sol Price, Robert E. Price, James F. Cahill, Murray Galinson and Jack McGrory. Prior to March 2003, when the Company used the plane, the Company reimbursed PFD Ivanhoe for a portion of a fixed management fee and additional expenses PFD Ivanhoe incurred based on the number of hours flown, and also reimbursed PFD Ivanhoe for direct charges associated with use of the plane, including landing fees, international fees and catering. Since March 2003, the Company has reimbursed PFD Ivanhoe based on the amounts the passengers would have paid if they had flown a commercial airline if one or more of the passengers is a member of The Price Group (including Robert E. Price). If the passengers are solely Company personnel, then the Company reimburses PFD Ivanhoe for a portion of the fixed management fee and additional expenses PFD Ivanhoe incurred as a result of the hours flown, including direct charges associated with the use of the plane, landing fees, catering and international fees. During fiscal years 2004, 2003 and 2002, the Company paid PFD Ivanhoe $86,000, $137,483 and $555,000 to cover the costs associated with the Company’s use of the plane, respectively.

Put Option Agreement. On December 15, 2003, the Company entered into an agreement with a trust affiliated with Sol Price, giving the Company the right to sell all or a portion of specified real property to the trust at any time on or prior to August 31, 2004 at a price equal to the Company’s net book value for the respective properties and upon other commercially reasonable terms. The specified real property covers both the land and building at nine warehouse club locations. As of August 31, 2004, the net book value of this real property was approximately $54.9 million with approximately $29.9 million of encumbrances (including $5.1 million received as an advance payment for one of these properties). Under the terms of the agreement, the Company would have the option, but not the obligation, to lease back one or more warehouse club buildings at an annual lease rate equal to 9% of the selling price for the building and upon other commercially reasonable terms. On August 30, 2004, this agreement was extended for an additional 90 days. As a result of the Financial Program, the Company does not intend to exercise its rights under this agreement nor to extend it further.

Promissory Notes

In August 1998, Brud E. Drachman, Thomas D. Martin and Edward Oats purchased 1,894, 10,000 and 1,180 shares of Common Stock, respectively, pursuant to the stock purchase feature of the 1998 Plan. These officers delivered to the Company promissory notes in the amounts of $19,357, $108,500 and $12,803, respectively. In August 1998, the Gans Blackmar Stevens Profit Sharing Plan FBO Robert M. Gans purchased 8,750 shares of Common Stock pursuant to the stock purchase feature of the 1998 Plan and delivered to the Company a promissory note in the amount of $94,937.50. In August 1998, William J. Naylon purchased 7,500 shares of Common Stock pursuant to the stock purchase feature of the 1998 Plan and delivered to the Company a promissory note in the amount of $81,375. In April 2000, John Hildebrandt purchased 3,738 shares of Common Stock pursuant to the stock purchase feature of the 1998 Plan and delivered to the Company a promissory note in the amount of $149,987. The promissory notes delivered by Messrs. Drachman, Martin, Naylon and Oats, and the Gans Blackmar Stevens Profit Sharing Plan initially were non-recourse notes and bore interest at a rate of 6% per annum and had terms of six years. These notes were amended in June 1999 to become recourse notes, bearing interest at a rate of 5.85%. Mr. Hildebrandt’s note also is a recourse note, bearing interest at a rate of 5.85%, with a term of six years. In August 2004, upon the expiration of term of their respective promissory notes, Messrs. Drachman, Martin, Naylon, Oats and the Gans Blackmar Stevens Profit Sharing Plan FBO Robert M. Gans paid all remaining principal and interest due under the notes by delivering an aggregate of 22,195 shares of Common Stock valued at $7.56 per share (the closing price of the Common Stock on August 6, 2004) and paid an aggregate of $149,177 in cash. Messrs. Drachman, Martin, Naylon, Oats and Gans received cash bonuses in August 2004, the after-tax proceeds of which were equivalent to the cash portion of the repayments described above. The initial principal amount on Mr. Hildebrandt’s promissory note remains outstanding, and is immediately due and payable upon the termination of Mr. Hildebrandt’s employment for any reason.

Relationships with Edgar A. Zurcher

Edgar A. Zurcher, a director of the Company since November 2000, is a partner in a law firm that the Company utilizes in certain legal matters. The Company incurred legal expenses to this law firm of approximately $108,200, $67,600 and $4,000 during fiscal years 2004, 2003 and 2002, respectively.

Mr. Zurcher also is a director of a company that owns 40% of Payless ShoeSource Holdings, Ltd., which rents retail space from the Company. The Company has recorded approximately $757,000, $723,500 and $693,000 in rental income for this space during fiscal years 2004, 2003 and 2002, respectively. Mr. Zurcher also is a director of Banco Promerica, from which the Company has recorded approximately $305,000 of rental income for fiscal 2004 for space leased to it by the Company. The Company also received approximately $525,000, $481,000 and $62,000 in incentive fees on a co-branded credit card the Company has with Banco Promerica in fiscal years 2004, 2003 and 2002, respectively. Mr. Zurcher is also Chairman of the Board of Banco Promerica (Costa Rica), which lent $900,000 as part of a $5.9 million syndicated loan to the Company in fiscal 2000, of which $277,000 is outstanding as of August 31, 2004 and due and repaid in October 2004. During fiscal 2001, the Company entered into a $1.9 million short-term credit facility with Banco Promerica (El Salvador), of which the $1.3 million is outstanding as of August 31, 2004. Mr. Zurcher is a director of a pasta company from which the Company purchased an aggregate of $339,000 of products in fiscal 2002. Mr. Zurcher also is a director and, directly and through his family, a 17% shareholder of a beverage company from which the Company purchased an aggregate of $149,100 of products in fiscal 2003. Mr. Zurcher is indirectly a 40% shareholder of a real estate development company from which the Company received an aggregate of $286,000 and $190,497 for construction management services in fiscal 2004 and 2003, respectively.

Relationships with PSC, S.A.

As of November 30, 2004, PSC, S.A. beneficially owned approximately 4.3% of the Company’s outstanding Common Stock. In addition, Mr. Zurcher is a director and 9.1% shareholder of PSC, S.A. In August 2002, the Company entered into a joint venture agreement with PSC, S.A. to form a new subsidiary to construct and operate a warehouse store in Nicaragua. The Company owns a 51% interest, and PSC, S.A. owns the remaining 49% interest in the subsidiary. In connection with the joint venture, in September 2002, PSC, S.A. purchased 79,313 shares of the Company’s Common Stock at a price of $33.50 per share, which is equivalent to our capital investment in the joint venture.

In July 2001, the Company agreed to purchase a 5% interest in PSMT Trinidad/Tobago Limited from PSC, S.A. in exchange for 7.5% of our subsidiary in Jamaica and the Company’s agreement to assume PSC, S.A.’s obligation to make a $100,000 capital contribution to PSMT Trinidad/Tobago Limited. The parties completed the transaction in September 2001.

In August 2002, the Company entered into a joint venture agreement with PSC, S.A. to form a new subsidiary to construct and operate a warehouse store in Nicaragua. In connection with the joint venture, PSC, S.A. purchased 79,313 shares of the Company’s Common Stock at a price of $33.50 per share, which is equivalent to the Company’s capital investment in the joint venture.

In August 2002, the Company entered into a joint venture agreement with PSC, S.A. to form a new subsidiary to construct and operate warehouse stores in Ecuador. Under the agreement, the Company will own a 60% interest and PSC, S.A. will own a 15% interest in the new subsidiary.

Relationships with Grupo Gigante, S.A. and Angel Losada M.

As of November 30, Gigante beneficially owned approximately 9.5% of the Company’s outstanding Common Stock. In January 2002, the Company entered into a 50/50 joint venture with Gigante to construct and operate warehouse stores in Mexico. In addition, Angel Losada M., one of the directors of the Company, is currently Chairman of the Board of Directors and Executive President of Gigante. Mr. Losada also owns 13.5% of the Common Stock of Gigante, and together with members of his family, owns an aggregate of 69.4% of the Common Stock of Gigante. In fiscal 2004 and 2003, Gigante purchased an aggregate of $123,000 and $400,697 of products from PriceSmart Mexico, the 50/50 joint venture subsidiary in Mexico, respectively. During the third quarter of fiscal 2002, the Company’s Mexico joint venture began negotiations to lease certain property from Gigante in Mexico City, upon which the joint venture may construct and operate a membership warehouse club. In October 2002, the joint venture entered into a memorandum of intent for the allocation of construction expenses in connection with the proposed lease.

In January 2002, Gigante purchased 15,000 shares of the Company’s Series A Preferred Stock for an aggregate purchase price of $15,000,000 pursuant to a Series A Preferred Stock and Warrant Purchase Agreement entered into on January 15, 2002 between the Company and Gigante. Gigante also received a warrant to purchase 200,000 shares of the Company’s Common Stock at an exercise price of $37.50 per share, subject to customary anti-dilution adjustments. The warrant expired one year from the date of issuance. On November 23, 2004, the Company issued an aggregate of 1,667,333 shares of the Company’s Common Stock to Gigante in exchange for all of the outstanding shares of the Company’s Series A Preferred Stock held by Gigante as part of the Company’s Financial Program.

GENERAL

Independent Accountants

The Audit Committee of the Company’s Board of Directors has selected Ernst & Young LLP to serve as the Company’s independent accountants for the 2005 fiscal year, subject to the Company and Ernst & Young LLP agreeing on a mutually acceptable engagement letter. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and non-audit fees. The aggregate fees billed to us by Ernst & Young LLP, the Company’s independent auditor, for the indicated services for each of the last two fiscal years were as follows:

	2004	2003
Audit Fees (1)	$992,000	$595,000
Audit Related Fees (2)	210,000	—
Tax Fees (3)	192,000	426,000
All Other Fees (4)	6,000	477,000

Total	$1,400,000	$1,498,000

(1)	Audit Fees consist of fees for professional services performed by Ernst & Young LLP for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit Related Fees consist of fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	Tax Fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of fees for other permissible work performed by Ernst & Young LLP that does not meet with the above category descriptions.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Auditors

Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by the Company’s independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. From the time that the recently adopted pre-approval requirements became effective, all permissible non-audit services provided by the Company’s independent auditors have been pre-approved by the Company’s Audit Committee. Our Audit Committee has considered whether the provision of services under the heading “All Other Fees” is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.

Compliance with Section 16(a) of the Exchange Act

Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of 10 percent or more of the Company’s Common Stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of the Common Stock. Based solely on our review of such forms received by the Company and the written representations of the reporting persons, the Company has determined that no reporting persons known to the Company were delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act, other than that Messrs. Drachman, Gans, Hildebrandt, Martin, Naylon and Oats did not timely report the award to them in February 2004 of stock options covering the rights to purchase 21,000, 30,000, 21,000, 30,000, 30,000 and 21,000 shares of Common Stock, respectively.

Stockholder Proposals

A proposal to be considered for inclusion in the Company’s proxy statement for the next annual meeting must be received by the Secretary of the Company not later than September 30, 2005 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. A stockholder proposal submitted after December 14, 2005 will not be considered timely. Holders of proxies which expressly confer discretionary authority may vote for or against an untimely proposal.

Annual Report

The Annual Report of the Company for the fiscal year ended August 31, 2004 will be mailed to stockholders of record as of the Record Date on or about January 28, 2005. The Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Stockholders desires additional information, a copy of the Company’s Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date. Requests should be directed to PriceSmart, Inc., 9740 Scranton Road, San Diego, California 92121, Attention: Secretary.

Other Matters

The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN

THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Robert M. Gans

Secretary

Dated: January 28, 2005

ANNEX A

AUDIT COMMITTEE CHARTER

(Amended and Restated)

This Audit Committee Charter has been adopted by the Board of Directors (the “Board”) of PriceSmart, Inc. (the “Company”).

I. Purpose

The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II. Membership

The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclosure in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III. Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV. Powers and Responsibilities

Interaction with the Independent Auditor

1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4. Meetings with Management, the Independent Auditor and the Internal Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor the following matters of which the Committee is made aware: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management, the Independent Auditor and the Internal Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8. Appointment. The Committee shall review the appointment and replacement of the internal auditor.

9. Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Other Powers and Responsibilities

10. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

11. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

12. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

13. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

14. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions (if any).

15. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

16. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

17. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

18. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

VOTE BY INTERNET - www.proxyvote.com

CIO PROXY SERVICES

P.O.BOX 9112

FARMINGDALE, NY 11735

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE -1 -800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PriceSmart, Inc., c/oADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

PSMIN1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXYCARD IS VALID ONLY WHEN SIGNED AND DATED.

PRICESMART, INC.

1. ELECTION OF DIRECTORS

Nominees:

01) James F. Cahill

02) Murray L. Galinson

03) Katherine L. Hensley

04) Leon C. Janks

05) Lawrence B. Krause

06) Angel Losada M.

07) Jack McGrory

08) Robert E. Price

09) Edgar A. Zurcher

For All

Withhold

All

For All Except

To withhold authority to vote for one or more nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

NOTE: The proxies of the undersigned may vote according to their discretion on any other matter that may properly come before the meeting.

NOTE:Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

PRICESMART, INC.

9740 Scranton Road

San Diego, California 92121-1745

The undersigned stockholder of PriceSmart, Inc., a Delaware corporation (the “Company”), hereby appoints Robert M. Gans and John M. Heffner, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held on Friday, February 25, 2005 at 10 a.m. Pacific Time, and any adjournment or postponement thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

This Proxy is solicited on behalf of the Board of Directors of the Company. The votes entitles to be cast by the undersigned will be cast as instructed on the reverse side. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the proposals listed on the reverse side.

(Continued and to Be Signed on the Reverse Side)